UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008

CVS CAREMARK CORPORATION

(Exact Name of Registrant

as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 23, 2008, the Board of Directors of CVS Caremark Corporation (the “Company”) approved a change in the Company’s fiscal year end from the Saturday nearest December 31 of each year to December 31 of each year. Company management previously discussed during quarterly earnings announcements the desire to make this change, which was subject to Board approval, to better reflect the Company’s position in the healthcare, rather than retail, industry.

The fiscal year change is effective beginning with the Company’s 2008 fiscal year, which will now end on December 31, 2008. The Company’s Form 10-K for fiscal 2008 will cover the period from December 30, 2007 to December 31, 2008. Prior to Board approval of this change, the Saturday nearest December 31, 2008 would have resulted in a 53-week fiscal year that would have ended January 3, 2009. The Company’s Form 10-Q for the first quarter of 2009 will now cover the period from January 1, 2009 to March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton
Senior Vice President, Controller and Chief Accounting Officer

Dated: December 30, 2008